UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2021

NEENAH INC
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240				20-1308307
(State of Incorporation)	(Commission File No.)				(I.R.S. Employer Identification No.)

	3460 Preston Ridge Road
	Alpharetta	,	Georgia	30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Term Loan B Credit Agreement

On June 30, 2020, Neenah, Inc. (the “Company”) entered into a Term Loan Credit Agreement, dated as of June 30, 2020, by and among the Company, as borrower, certain of its domestic subsidiaries, as guarantors (the “Guarantors”, and together with the Company, the “Term Loan Parties”), a syndicate of banks, financial institutions and other entities as lenders (together with their assignees, the “2020 Term Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the 2020 Term Lenders (the “Administrative Agent”), providing the Company with a $200 million term loan B facility (the “2020 Term Loan B”).

On April 6, 2021, the Company entered into an Amendment and Restatement Agreement, dated as of April 6, 2021 (the “Amendment and Restatement Agreement”), by and among the Company, as borrower, the Guarantors, a syndicate of banks, financial institutions and other entities as lenders, including but not limited to certain 2020 Term Lenders (collectively, the “Term Lenders”), and the Administrative Agent, pursuant to which the Term Lenders provided the Company with an increased, replacement term loan B facility in the principal amount of $450 million, on the terms set forth in the Amendment and Restatement Agreement and an amended and restated term loan credit agreement, dated as of April 6, 2021 attached as an annex to the Amendment and Restatement Agreement (together with the Amendment and Restatement Agreement, the “Term Loan Credit Agreement”).

The Term Loan Credit Agreement provides a seven-year term loan B facility (the “Term B Facility”) in the initial principal amount of $450 million (the “Term Loan B”), which replaces the 2020 Term Loan B. Cash proceeds of borrowings on the closing date under the Term B Facility were used by the Company to pay the cash consideration for the Acquisition (as defined in Item 2.01 below), including the repayment of certain existing debt of ITASA (as defined in Item 2.01 below) and its subsidiaries (collectively, the “ITASA Companies”), and to pay fees and expenses in connection with the Acquisition, the Term B Facility and the Fourth Amendment (as hereinafter defined) to the Credit Agreement (as hereinafter defined). The Company will use any remaining proceeds of the Term B Facility for general corporate purposes of the Company and its subsidiaries.

Under the terms of the Term Loan Credit Agreement, and subject to certain conditions, the Company may from time to time solicit the Term Lenders or new lenders to provide incremental term loan financing under the Term B Facility, ranking pari passu in right of payment and security with the Term B Facility (each an “Incremental Term Facility”). Such incremental financings, together with any incremental equivalent debt incurred in accordance with the Term Loan Credit Agreement, cannot exceed, in the aggregate, the sum of $150 million, plus the amount of certain voluntary prepayments of the Term Loan B, plus additional amounts which can be incurred if the Company satisfies a secured leverage ratio as set forth in the Term Loan Credit Agreement. The proceeds of an Incremental Term Facility may be used for general corporate purposes of the Company and its subsidiaries, including permitted acquisitions, investments and other uses not prohibited by the Term Loan Credit Agreement. In the event that the all-in-yield for any Incremental Term Facility is more than 50 basis points higher than the corresponding all-in-yield for the then outstanding Term Loan B, as determined by the Administrative Agent in accordance with standard market practices, then the all-in-yield with respect to the outstanding Term Loan B will be increased so that its all-in yield will be 50 basis points less than the all-in yield on such Incremental Term Facility.

The obligations under the Term Loan Credit Agreement are jointly and severally guaranteed by all material, wholly owned, direct and indirect U.S. subsidiaries of the Company other than certain controlled foreign corporation holding companies (“CFC Holding Companies”) and are, or are to be, secured by all or substantially all of the assets of the Term Loan Parties, including (i) a first- priority security interest in all of the tangible and intangible non-current assets of the Term Loan Parties (including, among other things, intellectual property, real property, machinery and equipment, and all issued and outstanding capital stock of their direct, material, wholly owned U.S. subsidiaries other than CFC Holding Companies, and 65% of the issued and outstanding voting capital stock, and 100% of issued and outstanding non-voting capital stock, of CFC Holding Companies and material, first-tier foreign subsidiaries (other than subsidiaries of such CFC Holding Companies) ) (collectively, the “TLB Priority Collateral”), and (ii) a second-priority security interest in all of the current assets of the Term Loan Parties comprising priority collateral of the GABL Lenders (as defined below) (including, among other things, accounts and accounts receivable; inventory; deposit accounts, securities accounts and commodities accounts, and cash, cash equivalents and other property held in such accounts; and commercial tort claims) (together with the TLB Priority Collateral, the “Collateral”).

Under the terms of the Term Loan Credit Agreement, borrowings under the Term B Facility will bear interest at a per annum rate equal to either (a) the reserve-adjusted LIBOR rate for interest periods of one, two or three months, plus an applicable rate of 3.00% per annum, or (b) the Alternate Base Rate, plus an applicable rate of 2.00% per annum. “Alternate Base Rate” will be equal to the greatest of (1) the prime rate as quoted from time to time in The Wall Street Journal or published by the Federal Reserve Board, (2) the overnight bank funding rate established by the Federal Reserve Bank of New York, plus 50 basis points, and (3) one-month reserve-adjusted LIBOR plus 100 basis points. The Alternate Base Rate is subject to a “floor” of 1.5%, and the adjusted LIBOR rate is subject to a “floor” of 0.5%.

The Term Loan B is repayable in equal quarterly installments commencing on September 30, 2021 in an aggregate annual amount equal to 1% of the original principal amount of the Term B Facility (subject to certain reductions in connection with debt prepayments and debt buybacks). The entire unpaid principal balance of the Term Loan B, together with all accrued and unpaid interest thereon, will be due and payable at maturity on April 6, 2028.

The Term Loan Credit Agreement contains provisions requiring mandatory prepayment of the Term Loan B from: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets by the Company and its subsidiaries, including as a result of casualty or condemnation (in each case subject to certain exceptions, including de minimis thresholds, the right of the Company and its subsidiaries to reinvest such proceeds in assets used or useful in the business of the Company and its subsidiaries, and limitations on the repatriation of cash by foreign subsidiaries); (b) 100% of the net cash proceeds from issuances or incurrences of certain debt by the Company and its subsidiaries (subject to certain exceptions); and (c) commencing with the fiscal year ending December 31, 2021, 50% (with stepdowns to 25% and 0% when the secured net leverage ratio as of the last day of the relevant fiscal year is less than or equal to 3.25 to 1.0 and 2.75 to 1.0, respectively) of annual Excess Cash Flow of the Company and its subsidiaries; provided that any voluntary prepayments of the Term Loan B and certain prepayments of other funded indebtedness shall be credited against Excess Cash Flow prepayment obligations for such fiscal year on a dollar-for-dollar basis. “Excess Cash Flow” means consolidated net income, plus or minus adjustments for specified items including, among others: (i) increases or decreases in working capital, (ii) certain capital expenditures, (iii) scheduled principal payments and voluntary prepayments of certain funded indebtedness, (iv) interest expense and any premium, make-whole or penalty payments in respect of indebtedness, (v) taxes, (vi) permitted acquisitions and certain other permitted investments, and (vii) up to $8.75 million per fiscal quarter of regularly scheduled quarterly cash dividends paid by the Company. Mandatory prepayments shall be limited to the extent that the Company determines that such prepayment would result in adverse tax consequences related to the repatriation of funds or such repatriation would be prohibited by applicable law.

At the option of the Company and subject to certain exceptions, the Term Loan B may be prepaid, in whole or in part without premium or penalty, in minimum amounts of $1 million or a whole multiple of $100,000 in excess thereof. The balance of the Term Loan B is repayable on April 6, 2028. Repayments and prepayments of the Term Loan B may not be reborrowed.

All voluntary prepayments of the Term Loan B, or mandatory prepayments of the Term Loan B, on or prior to the six-month anniversary of the closing of the Term Loan B, with the proceeds of a Repricing Transaction (as defined below), and all amendments, amendments and restatements, and other modifications of the Term Loan Credit Agreement within such period constituting a Repricing Transaction, must be accompanied by the payment of a fee equal to 1% of the aggregate principal amount of the Term Loan B or portion thereof so prepaid, or affected by such amendment, amendment and restatement, or other modification. The term “Repricing Transaction” means (subject to certain exceptions) any prepayment of the Term Loan B with proceeds of a substantially concurrent incurrence of debt by any Term Loan Party, the primary purpose of which results in the all-in yield being lower than that of the Term Loan B, or any amendment, amendment and restatement, or other modification of the Term Loan Credit Agreement, which reduces the all-in yield of the Term Loan B.

The Term Loan Credit Agreement contains covenants with which the Company and its subsidiaries must comply during the term of the agreement, which the Company believes are customary for agreements of this nature. Among other things (and subject to certain exceptions and qualifications), such covenants restrict the ability of the Company and its subsidiaries to incur certain debt, incur or create certain liens, make specified restricted payments or investments, authorize or issue capital stock, enter into transactions with their affiliates, consolidate, merge with or acquire another business, sell certain of their assets, or dissolve or wind up.

The Term Loan Credit Agreement contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and certain other terms of the Term Loan Credit Agreement, cross-defaults to certain other indebtedness, bankruptcy, insolvency, various ERISA violations, material unsatisfied judgments and changes in control.

Fourth Amendment to Fourth Amended and Restated Credit Agreement

Also on April 6, 2021, the Company amended its existing Fourth Amended and Restated Credit Agreement, dated as of December 10, 2018 (as amended, the “Credit Agreement”), by and among the Company and certain of its domestic subsidiaries as the “Domestic Borrowers”, Neenah Services GmbH & Co. KG and certain of its German subsidiaries as the “German Borrowers”, certain other subsidiaries as the “German Guarantors”, the financial institutions signatory to the Credit Agreement as lenders (the “GABL Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the GABL Lenders (the “Fourth Amendment”).

The Fourth Amendment, among other things, adds provisions (a) specifically permitting the consummation of the Acquisition, (b) permitting the incurrence of the Term Loan B, and (c) permitting certain indebtedness, liens and other transactions to facilitate consummation of the Acquisition and the financing of working capital for the ITASA Companies.

In connection with the Acquisition, the ITASA Companies (other than a Malaysian subsidiary) and certain intermediate holding companies became guarantors of the $50 million “German Tranche” of the Company’s global asset based loan.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 6, 2021, the Company completed its previously announced acquisition (the “Acquisition”) of all of the outstanding capital stock of Global Release Liners, S.L., a Spanish limited company (“ITASA”), from Magnum Capital and other minority shareholders for approximately €205 million in cash, inclusive of debt extinguishment and subject to customary closing adjustments. ITASA, through its subsidiaries, is a leading global coater and converter of release liners used in fast-growing hygiene, tapes, industrial, labels, composites and various other end markets. The Acquisition was funded with available cash-on-hand and the net proceeds of the Term Loan B described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

The Company intends to file the financial statements of ITASA required by this Item no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information reflecting the Acquisition required by this Item no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits:

Exhibit No.	Description of Exhibit
2.1	Sale and Purchase and Assignment Agreement, dated March 1, 2021, by and among Neenah, Inc., Barbel, S.À R.L. and Uzturre Capital, S.L.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: April 7, 2021	/s/ Noah S. Benz
Noah S. Benz Executive Vice President, General Counsel and Secretary